EX-(j)(2)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the captions “Legal Counsel” and “Counsel” included in or made a part of Post-Effective Amendment No. 89 to the Registration Statement of PNC Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, D.C.
September 28, 2010